UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) February 20, 2008

                            SOUTH TEXAS OIL COMPANY
              (Exact name of Registrant as specified in charter)


            Nevada                  0-50732              74-2949620
-----------------------------     -----------         ----------------
(State or other jurisdiction      (Commission         (I.R.S. Employer
       of incorporation)          File Number)         Identification)

       769 Highway 95N, Bastrop, TX                         78602
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(Address of principal executive offices)                 (Zip Code)

                 (512)772-2474 (Telephone) (512)263-5046 (Fax)
                  -------------------------------------------
                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under  the  Exchange  Act   (17
    CFR 240.14a-12)

[ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
    Exchange Act (17 CFR 40.14d-2(b))

[ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
    Exchange Act (17 CFR 240.13e-4 (c))


SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01    Entry into a Material Definitive Agreement

GAS Purchase Contact

On February 15, 2008, the Company entered into an "Amendment to Gas Contract dated October 1, 2007" with DCP Midstream, for the gathering, processing and marketing of the Company's Bastrop Field natural gas volumes. The contract allows for the first time for sales of the Company's natural gas in Bastrop. At approximately 1,500 BTU/cf, Bastrop Field associated gas is high-BTU and liquids-rich, allowing for further revenue by stripping the liquids from the natural gas. High-BTU gas commands a premium to Nymex due to the propane, ethane and butane composition in addition to methane. With this arrangement, the Company is able to convert what was essentially a stranded-gas asset into a new source of revenue.

According to the agreement, as amended, the Company will begin to sell initial volumes of 150 thousand cubic feet per day (Mcf/d) of natural gas to 200 Mcf/d, prior to July 31, 2008,. As part of the contract terms, the Company is responsible for $186,000 of capital investment in the project, for which it will receive a repayment over time if 220,000 MMcf of gas is produced within two years of first sales at $0.25/Mcf. There are no minimum volume commitments and, as gas volumes increase, the infrastructure will be improved to meet the field's throughput requirements.



SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits.

   (a) Financial Statements.

             Not applicable.

   (b) Pro Forma Financial Information.

             Not applicable.

   (c) Exhibits

Exhibit Number      Description

99.1                DCP Mainstream LP Gas Contract dated October 1, 2007
99.2                Amendment to October 1, 2007 Gas Contract

     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2008

        South Texas Oil Company

        By: /s/ J. Scott Zimmerman
        -----------------------------
        J. Scott Zimmerman, Chief Executive Officer